                                                                   EXHIBIT 10.13

                             PALM COMPUTING, INC.


                        COMMON STOCK PURCHASE AGREEMENT



                               December 13, 1999

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
1.   Agreement To Sell and Purchase..................................   1

     1.1  Authorization Of Shares....................................   1
     1.2  Sale And Purchase Of Common Stock..........................   1
     1.3  Hart-Scott-Rodino Compliance...............................   2

2.   Closing, Delivery And Payment...................................   2

3.   Representations and Warranties Of The Company...................   3

     3.1  Organization, Good Standing And Qualification..............   3
     3.2  Authorization; Binding Obligations.........................   3
     3.3  Compliance With Other Instruments..........................   3
     3.4  Valid Issuance of Shares...................................   4
     3.5  Litigation, Etc............................................   4
     3.6  Governmental Consent, Etc..................................   4
     3.7  Intellectual Property Rights...............................   4

4.   Representations And Warranties Of Purchaser.....................   4

     4.1  Requisite Power And Authority..............................   4
     4.2  Consents...................................................   5
     4.3  Investment Representations.................................   5
     4.4  Legends....................................................   6
     4.5  Removal of Legend and Transfer Restrictions................   6

5.   Conditions To Closing...........................................   6

     5.1  Conditions To Purchaser's Obligations At The Closing.......   6
     5.2  Conditions To Obligations Of The Company...................   7

6.   Rule 144 Reporting..............................................   8

7.   Covenants.......................................................   8

     7.1  "Stand-Off" Agreement......................................   8
     7.2  Right of First Offer.......................................   9

8.   Miscellaneous...................................................  10

     8.1  Governing Law..............................................  10
     8.2  Survival...................................................  10
     8.3  Successors And Assigns.....................................  10
     8.4  Separability...............................................  10


                               TABLE OF CONTENTS
                                  (continued)

                                                                       PAGE
                                                                       ----
     8.5  Amendment And Waiver.......................................  10
     8.6  Notices....................................................  11
     8.7  Expenses...................................................  11
     8.8  Attorneys' Fees............................................  11
     8.9  Titles And Subtitles.......................................  11
     8.10 Counterparts...............................................  11
     8.11 Broker's Fees..............................................  11
     8.12 Termination................................................  11
     8.13 Subsequent, Consents, Permits and Waivers..................  11
     8.14 Most Favored Nations.......................................  11


List of Exhibits:

Exhibit A  -  Preliminary Prospectus
Exhibit B  -  Legal Opinion

                             PALM COMPUTING, INC.

                        COMMON STOCK PURCHASE AGREEMENT


     This Common Stock Purchase Agreement (the "Agreement") is entered into as of December 13, 1999, by and between Palm Computing, Inc., a California corporation (the "Company"), and Nokia [AB Ojy], a Finland company ("Purchaser").

                                   RECITALS

     Whereas, the Company intends to reincorporate by merger into Palm, Inc., a Delaware corporation being formed for the purpose of the reincorporation and that will be the surviving entity; the "Company" as used in this Agreement refers to, prior to such merger, the California corporation and, after such merger, the Delaware corporation; the Delaware corporation will assume this Agreement; and

     Whereas, Purchaser desires to purchase shares of the Company's common stock ("Common Stock"), such purchase to be made in a private placement to close concurrently with, but not before, the closing of the initial public offering of the Company (the "IPO") pursuant to a Registration Statement to be filed on Form S-1 with the Securities and Exchange Commission (the "Commission") (such registration statement, as amended, shall be referred to herein as the "Registration Statement"); and

     Whereas, the Company desires to issue and sell the Shares (as defined below) to Purchaser on the terms and conditions set forth herein.

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.   Agreement To Sell and Purchase.

     1.1  Authorization Of Shares. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized the sale and issuance to Purchaser of the Shares. Prior to the Closing the Company will have adopted and filed a Certificate of Incorporation (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware authorizing sufficient shares of Common Stock to cover the sale and issuance of the Shares to be purchased hereunder.

     1.2 Sale And Purchase Of Common Stock. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company, at the Closing, the lesser of: (a) that whole number of shares of Common Stock equal to the quotient determined by dividing $80 million by the per share Price to Public (as defined below) and rounding down to the nearest whole number or (b) that whole number of shares of Common Stock determined by multiplying the number of shares of Post-Money Outstanding Capital Stock of the Company by .015 and rounding down to the nearest whole number. For purposes of this Agreement, the term "Post-Money Outstanding Capital Stock" shall mean the number of shares of Common Stock outstanding immediately following the closing of the IPO and including (i) the number of shares of Common Stock issuable pursuant to then outstanding options or warrants for Common Stock (including those options issued at the time of the IPO and excluding specifically options to purchase 3Com common stock which may be converted into options to purchase the Company's Common Stock at the time 3Com distributes its shares of the Company's Common Stock to 3Com stockholders), (ii) any Common Stock issuable pursuant to any then outstanding class or series of stock convertible into Common Stock and (iii) the Private Placement Shares (as defined on Annex 1 attached to this Agreement). The shares of Common Stock to be purchased hereunder are referred to as the "Shares". The per share purchase price for the Shares purchased hereunder shall be the per share Price to Public.

          For purposes of this Agreement, the term "Price to Public" shall mean the Price to Public set forth on the cover page of the final Prospectus (as defined below). For purposes of this Agreement, the term "Prospectus" means the prospectus, as amended, on file with the Commission at the time the Registration Statement becomes effective, including the information deemed to be part of the Registration at the time of effectiveness pursuant to Rule 430A, if applicable, except that if the Prospectus filed by the Company pursuant to Rule 424(b) differs from the prospectus on file at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it was filed with the Commission or transmitted to the Commission for filing.

     1.3 Hart-Scott-Rodino Compliance. Notwithstanding anything else in this Agreement, if the sale and issuance of the Shares is subject to the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), it shall be a condition to the Closing that any waiting period under the HSR Act applicable to the purchase of the Shares shall have expired or been terminated and any approvals required thereunder shall have been obtained, and the parties shall cooperate in promptly filing premerger reports and in taking all steps reasonably necessary to obtain early termination of any applicable HSR Act waiting periods. If any such waiting period shall not have expired or been subject to early termination on or before the date ninety (90) days from the date of this Agreement, either party may terminate this Agreement by giving written notice to the other.

2.   Closing, Delivery And Payment.

     Subject to the terms of Section 5, the closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place concurrently with, but not before, the closing of the IPO at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304. The date of the Closing is referred to as the "Closing Date." At the

Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser a certificate representing the number of Shares to be purchased at the Closing against payment by or on behalf of Purchaser of the purchase price therefor by cash, wire transfer, or by such other means as shall be mutually agreeable to Purchaser and the Company.

3. Representations and Warranties Of The Company. The Company represents and warrants to Purchaser that, as of the effective date of the underwriting agreement entered into with the managing underwriters of the IPO (the "Underwriting Agreement"), the representations and warranties set forth in such underwriting agreement will be true and correct in all respects and incorporated by reference herein. Except as set forth in the Schedule of Exceptions attached hereto as Annex 2, the Company hereby additionally represents and warrants to Purchaser as of the date hereof as follows:

     3.1 Organization, Good Standing And Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions, in the aggregate, in which failure to do so would not have a material adverse effect on the Company or its business.

     3.2 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Certificate of Incorporation, for the sale and issuance of the Shares pursuant hereto and for the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. When issued in compliance with the provisions of this Agreement and the Certificate of Incorporation, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under this Agreement and under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     3.3 Compliance With Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Shares pursuant hereto will not (i) materially conflict with, or result in a material breach or violation of, or constitute a material default under, or result in the creation or imposition of any material lien, (ii) violate, conflict with or result in the breach of any material terms of, or result in the material modification of, any material contract or otherwise give any other contracting party the right to terminate a material contract, or constitute (or with notice or lapse of time both constitute) a material default under any material contract to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject or (iii) result in any violation, or be in conflict with or constitute a default under any term, of its charter or bylaws.

     3.4 Valid Issuance of Shares. The Shares which will be purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable.

     3.5 Litigation, Etc. There is no action, suit, proceeding nor, to the Company's knowledge, any investigation pending or currently threatened against the Company, that questions the validity of this Agreement or the right of the Company to enter into such agreements, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise.

     3.6 Governmental Consent, Etc. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery, and performance of this Agreement or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated by this Agreement except certain filings as may be required under the Securities Act and state securities laws and regulations, which filings will be made timely in accordance with the applicable law or regulation.

     3.7 Intellectual Property Rights. To the knowledge of the Company, the Company or its subsidiaries own and possess or are licensed under all patents, patent applications, licenses, trademarks, trade secrets, trade names, brand names, inventions and copyrights or other proprietary rights ("Intellectual Property") employed in the operation of their respective businesses as currently conducted, and, to the knowledge of the Company, with no infringement of or conflict with the rights or others respecting any of the same. Neither the Company nor any subsidiary has received any communications alleging that the Company or any subsidiary has violated any of the Intellectual Property of any other person or entity. Reasonable security measures have been taken by the Company and its subsidiaries to protect the secrecy, confidentiality and value of the Company's and its subsidiaries' trade secrets, including their respective know-how, technology, concepts and other technical data for the development, processing, manufacture and sale of its products. Each employee of and consultant to the Company or its subsidiaries has executed an invention assignment and confidentiality agreement with the Company or its subsidiaries.

4.   Representations And Warranties Of Purchaser

     Purchaser hereby represents and warrants to the Company as follows:

     4.1 Requisite Power And Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out the provisions of this Agreement. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

     4.2 Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.

     4.3 Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

               (a) Purchaser Is An Accredited Investor. Purchaser represents that Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

               (b) Purchaser Bears Economic Risk. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that it will have no registration rights with respect to the Shares. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (c) Acquisition For Own Account. Purchaser is acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act.

               (d) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Purchaser is not a corporation, trust or partnership specifically formed for the purpose of consummating these transactions.

               (e) Company Information. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities.

Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

     4.4 Legends. Each certificate representing the Shares may be endorsed with the following legends:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 OR
     (III) PURSUANT TO AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF CERTAIN AGREEMENTS AMONG THE COMPANY AND THE STOCKHOLDER, WHICH INCLUDE, WITHOUT LIMITATION, 180 DAY MARKET STANDOFF RESTRICTIONS AND OBLIGATIONS OF RIGHTS OF FIRST OFFER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

The Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in the foregoing legends are satisfied.

     4.5 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 4.4 and the stop transfer instructions with respect to such Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Shares may be made without registration.

5.   Conditions To Closing.

     5.1 Conditions To Purchaser's Obligations At The Closing. Purchaser's obligation to purchase the Shares identified in Section 1.2 of the Agreement at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

               (a) Concurrent Closing of IPO. The Closing shall occur concurrently with, and not before, the closing of the IPO.

               (b) Representations And Warranties True; Performance Of Obligations. The representations and warranties made by the Company in Section 3 (except for Section 3.5 and 3.7) and the representations and warranties which are incorporated by reference from the Underwriting Agreement shall be true and correct as of the Closing, and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing and shall have delivered an officer's certificate as to the matters set forth in this Section 5.1(b).

               (c) Legal Investment. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

               (d) Consents, Permits, And Waivers. The Company shall have obtained any and all authorizations, approvals, consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing, and such items shall be effective on and as of the Closing).

               (e) Legal Opinion. The Company shall have delivered an opinion of counsel to the Purchaser in substantially the form attached hereto as Exhibit
                                                                         -------
A.
-
               (f) Transfer Agent Instructions. The Company shall have delivered to Purchaser a copy of a letter to the Company's transfer agent, dated the Closing Date, and instructing the transfer agent to issue the Shares.

     5.2 Conditions To Obligations Of The Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing of the following conditions:

               (a) Concurrent Closing of IPO. The closing of the IPO shall occur concurrently with, but not before, the Closing.

               (b) Representations And Warranties True. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (c) Performance Of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

               (d) Payment of Purchase Price. Purchaser shall deliver to the Company payment for the Shares to be acquired by such Purchase in the amounts set forth in Section 1.2 hereto pursuant to the wire instructions provided by the company.

6.   Rule 144 Reporting.

     With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees at all times after the effective date of the Registration Statement to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144.

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (c) so long as Purchaser owns any Shares, to furnish to Purchaser within a reasonable time upon a written request by Purchaser, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as Purchaser may reasonably request in complying with any rule or regulation of the SEC allowing Purchaser to sell any such securities without registration.

7.   Covenants

     7.1 "Stand-Off" Agreement. The Purchaser agrees not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly any of the Shares or any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Shares or Common Stock of the Company (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares or Common Stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or Common Stock or such other securities, in cash or otherwise, for 180 days following the Closing. The provisions of this Section 7.1 shall be for the benefit of and enforceable by the underwriters of the IPO, acting through the managing underwriter.

     7.2 Right of First Offer. For so long as Purchaser holds any Shares, if the Purchaser joins in a partnership, limited partnership, syndicate, or otherwise acts in concert or alone for the purpose of disposing of more than 5% of the Shares (as adjusted for stock splits or similar events after the date hereof) to a single person or transferee or any group of affiliated persons or transferees but specifically excluding any hedging or similar transactions, the Purchaser shall give the Company the opportunity to purchase such stock, in the following manner:

               (a) The Purchaser shall give notice (the "Transfer Notice") to the Company in writing of such intention, specifying the number and kind of securities proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms, upon which such disposition is proposed to be made, including the names of the proposed purchasers or transferees if such persons have been identified.

               (b) The Company shall have the right, exercisable by written notice given by the Company to the Purchaser within ten calendar days of receipt of the Transfer Notice to purchase all of the shares specified in such Transfer Notice upon the terms specified in such Transfer Notice. Notwithstanding the foregoing, the Company shall have twenty-five calendar days from the receipt of the Transfer Notice (regardless of the date of the Transfer Notice) to notify Purchaser of the Company's election to purchase the shares pursuant to this
Section 7.2 if the Company shall furnish a certificate signed by the President or Chief Executive Officer of the Company within ten calendar days of receipt of the Transfer Notice stating that, in the good faith judgment of the management of the Company, it would be detrimental to the Company and its stockholders to decide whether to elect to purchase the Shares within the ten day period provided for pursuant to this Section 7.2 (it being understood that the mere election of Purchaser to sell such Shares in a transaction triggering the provisions of this Section 7.2 shall not constitute such an event). The purchase of the shares by the Company must be completed within 60 calendar days from the receipt of the Transfer Notice. The Company and Purchaser shall use their best efforts to secure during such period any approvals required on their respective parts in connection therewith. The Company shall have the right to pay for such shares specified in the Transfer Notice: (a) the same amount in cash, if the consideration to be paid consists of cash, or (b) to the extent that the consideration to be paid does not consist of cash, consideration per share equivalent to that set forth in the Transfer Notice, or an amount of cash having equivalent value, as determined in good faith by mutual agreement of the Company and the Purchaser.

               (c) If the Company (or its assignees) does not exercise its right of first offer hereunder within the time specified for such exercise, the Seller(s) shall be free, during the period of 120 days following the date of the Transfer Notice, to sell the shares specified in such Transfer Notice for such consideration and on such other material terms as shall be no more favorable to the purchaser of the shares than the terms specified in such Transfer Notice.

               (d) The provisions of this Section 7.2 shall terminate upon the earlier to occur of: (i) such time as 3Com Corporation distributes its shares of the Company's Common Stock to the shareholders of 3Com Corporation or (ii) one year following the Closing Date.

8.   Miscellaneous

     8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

     8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument, except as expressly provided otherwise in such certificate or instrument.

     8.3 Successors And Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes, the payment of any dividends or any redemption price.

     8.4 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, such provision shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to maintain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8.5  Amendment And Waiver.

               (a) This Agreement may be amended or modified only upon the written consent of the parties hereto.

               (b) The obligations of the Company and the rights of the holder of the Shares under this Agreement may be waived only with the written consent of the parties hereto.

               (c) Except to the extent provided in this Section 8.5, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

               (d)  Any amendment or waiver effected in accordance with this
Section 8.5 shall be binding upon any future holder of some or all of the Shares.

     8.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received
(a) upon personal delivery, (b) on the fifth day following mailing sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon confirmed delivery by means of a nationally recognized overnight courier service or (d) upon confirmed transmission of facsimile addressed: (i) if to Purchaser, at Purchaser's address as set forth on the Company's records, or at such other address as Purchaser shall have furnished to the Company in writing or (ii) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to Purchaser in writing.

     8.7 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, and Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

     8.8 Attorneys' Fees. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

     8.9 Titles And Subtitles. The titles of the paragraphs and subparagraphs of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     8.11 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.11 being untrue.

     8.12 Termination. If the Registration Statement for the IPO has not become effective by June 1, 2000, Purchaser in its discretion may elect to terminate this Agreement by providing written notice to the Company at any time thereafter.

     8.13 Subsequent, Consents, Permits and Waivers. The Company shall obtain promptly after the Closing all authorizations, approvals, consents, permits and waivers that are necessary or applicable for consummation of the transactions contemplated by this Agreement and that were not obtained prior to the Closing because they may be properly obtained subsequent to the Closing.

     8.14 Most Favored Nations. Except for the maximum number of shares being purchased, the Company agrees that the material terms (including, without limitation, the terms of Section 3 hereof) of this Agreement will be no less favorable to Purchaser than the terms given to other investors (including investors that may enter into such agreements after the date hereof, if any) that are purchasing shares of the Company's capital stock in private placements that are closing concurrently with the closing of the IPO.




                 [Remainder of Page Intentionally Left Blank]

     In Witness Whereof, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

Company:

Palm Computing, Inc.
5400 Bayfront Plaza
Santa Clara, CA 95052-8145

By:  /s/ PALM COMPUTING, INC.
   -----------------------------------


Purchaser:

By:  /s/ NOKIA CORPORATION
   -----------------------------------

                                    Annex 1

          In connection with that certain Common Stock Purchase Agreement dated as of December 13, 1999, by and between the Company and the Purchaser (the "Agreement"), the appropriate formula set forth herein shall be used to determine the number of "Private Placement Shares" pursuant to Section 1.2 of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement. For purposes of this Annex 1, the term Pre-Money Outstanding Capital Stock shall mean the number of shares of Common Stock outstanding immediately following the closing of the IPO and including (i) the number of shares of Common Stock issuable pursuant to then outstanding options or warrants for Common Stock (including those options issued at the time of the IPO and excluding specifically options to purchase 3Com common stock which may be converted into options to purchase the Company's Common Stock at the time 3Com distributes its shares of the Company's Common Stock to 3Com stockholders) and (ii) any Common Stock issuable pursuant to any then outstanding class or series of stock convertible into Common Stock.

     Background

          By way of background, the Company is issuing shares of Common Stock to one or more investors (including the Purchaser) pursuant to private placements that are to close concurrently with (but not before) the IPO. Such investors (including the Purchaser) have agreed to purchase the lesser of (a) a maximum dollar amount of shares of Common Stock or (b) a certain percentage of the Company's Post-Money Capital Stock as shown below. The aggregate of the investment amounts is contemplated to be equal to or less than 4.5% of the Company's Post-Money Outstanding Capital Stock, allocated as follows:

          Nokia--the lesser of 1 1/2% of the Post-Money Outstanding Capital Stock or $80 million;

          America Online, Inc.--the lesser of 1 1/2% of the Post-Money Outstanding Capital Stock or $80 million;

          Motorola, Inc.--the lesser of 1 1/2% of the Post-Money Outstanding Capital Stock or $65 million.

          For the purposes of the formulas below, the Pre-Money Value shall be equal to the Pre-Money Outstanding Capital Stock multiplied by the per share Price to Public.

     Formulas

          (a) Subject to the limitations of Section 1.2, in the event the Pre-Money Value is less than $4,138,333,333.33 based upon the final valuation of the Company upon the closing of the

IPO, then the number of Private Placement Shares shall be determined by the following formula where "X" equals the Private Placement Shares:

               X    =    .045(Pre-Money Outstanding Capital Stock + X)

          (b) Subject to the limitations of Section 1.2, in the event the Pre-Money Value is equal to or greater than $4,138,333,333.33 and less than $5,108,333,333.33 based upon the final valuation of the Company upon the closing of the IPO, then the number of Private Placement Shares shall be determined by the following formula where "X" equals the Private Placement Shares:

               X    =    .03(Pre-Money Outstanding Capital Stock + X) + Y

                 Where "Y" is equal to ($65,000,000/per share Price to Public)

          (c) Subject to the limitations of Section 1.2, in the event the Pre-Money Value is equal to or greater than $5,108,333,333.33 based upon the final valuation of the Company upon the closing of the IPO, then the number of Private Placement Shares shall be determined by the following formula where "X" equals the Private Placement Shares:

               X    =    $225,000,000/per share Price to Public

          In the case of (b) above, Y shall be rounded down to the nearest whole number. In the case of (a), (b) and (c) above, X shall be rounded down to the nearest whole number.

                                    Annex 2
                                    -------



                             PALM COMPUTING, INC.


                        COMPANY SCHEDULE OF EXCEPTIONS
                        ------------------------------



     Pursuant to Section 3 of the Common Stock Purchase Agreement (the " Agreement ") dated as of December __, 1999, by and between the Company and the Purchaser, the Company hereby delivers this Schedule of Exceptions to the representations and warranties of the Company given in the Agreement. Each section number in this Schedule of Exceptions corresponds to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section number of the Agreement where such disclosure would be appropriate. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

               3.1  Organization; Good Standing and Qualification
                    ---------------------------------------------

     No Exceptions.

                     3.2  Authorization; Binding Obligations
                          ----------------------------------

     No Exceptions.

                     3.3  Compliance with Other Instruments
                          ---------------------------------

     No Exceptions.

                           3.4  Valid Issuance of Shares
                                ------------------------

     No Exceptions.

                                3.5  Litigation, Etc.
                                     ----------------

     On April 28, 1997, Xerox Corporation filed suit against U.S. Robotics Corporation and U.S. Robotics Access Corp. in the United States District Court for the Western District of New York. The case is now captioned: Xerox Corporation v. U.S. Robotics Corporation, U.S. Robotics Access corp., Palm Computing, and 3Com Corporation, Civil Action No. 97-CV-6182T. The complaint alleges willful infringement of a Xerox United States patent, issued on January 21, 1997, relating to computerized interpretation of handwriting. The complaint further seeks unspecified damages and injunctive relief. Xerox has asserted that products utilizing Graffiti script recognition software made, used, offered for sale or sold in the United States, or imported into the United States since January 21, 1997, infringe its patent. On June 24, 1999, the court stayed the action pending reexamination of the patent is currently pending. In connection with our separation from 3Com, pursuant to the terms of the Indemnification and Insurance Matters Agreement, we contemplate that Palm will indemnify and hold 3Com harmless for any damages or losses which may arise out of this litigation. In particular, an adverse determination in the Xerox litigation could subject us to substantial damages and require us to indemnify our licensees for damages that they may suffer. Moreover, if there is an adverse determination, a license may be necessary to continue using the Graffiti script recognition software in our Palm devices and Palm platform. A license may not be available or on terms acceptable to us. If upon an adverse determination we were unable to obtain a license on terms acceptable to us, we could be required to modify our script recognition software or license alternative script recognition software from third parties for inclusion in our Palm devices and our Palm platform.

                        3.6  Governmental Consent, Etc.
                             -------------------------
     No Exceptions.
                        3.7  Intellectual Property Rights
                             ----------------------------

     On April 28, 1997, Xerox Corporation filed suit against U.S. Robotics Corporation and U.S. Robotics Access Corp. in the United States District Court for the Western District of New York. The case is now captioned: Xerox Corporation v. U.S. Robotics Corporation, U.S. Robotics Access corp., Palm Computing, and 3Com Corporation, Civil Action No. 97-CV-6182T. The complaint alleges willful infringement of a Xerox United States patent, issued on January 21, 1997, relating to computerized interpretation of handwriting. The complaint further seeks unspecified damages and injunctive relief. Xerox has asserted that products utilizing Graffiti script recognition software made, used, offered for sale or sold in the United States, or imported into the United States since January 21, 1997, infringe its patent. On June 24, 1999, the court stayed the action pending reexamination of the patent is currently pending. In connection with our separation from 3Com, pursuant to the terms of the Indemnification and Insurance Matters Agreement, we contemplate that Palm will indemnify and hold 3Com harmless for any damages or losses which may arise out of this litigation. In particular, an adverse determination in the Xerox litigation could subject us to substantial damages and require us to indemnify our licensees for damages that they may suffer. Moreover, if there is an adverse determination, a license may be necessary to continue using the Graffiti script recognition software in our Palm devices and Palm platform. A license may not be available or on terms acceptable to us. If upon an adverse determination we were unable to obtain a license on terms acceptable to us, we could be required to modify our script recognition software or license alternative script recognition software from third parties for inclusion in our Palm devices and our Palm platform.

                                   EXHIBIT A
                                   ---------


                                   ____________, 2000



To the Purchasers of Common Stock of
Palm, Inc. pursuant to the Common Stock
Purchase Agreement dated as of the date hereof

Ladies and Gentlemen:

     Reference is made to the Common Stock Purchase Agreement dated as of December __, 1999 (the "Purchase Agreement") by and among Palm, Inc., a Delaware corporation (the "Company"), and the purchasers to the Purchase Agreement (the "Purchasers"), which provides for the issuance and sale by the Company to the Purchasers of an aggregate of up to [____________] shares of Common Stock (the "Shares") at a purchase price of $[____] per share for an aggregate purchase price of up to approximately $[_________]. This opinion is rendered to you pursuant to Section 5.1(e) of the Purchase Agreement and all terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

     We have acted as counsel for the Company in connection with the negotiation, execution and delivery of the Purchase Agreement and the issuance of the Shares to the Purchasers as contemplated by the Purchase Agreement. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion, and we have examined originals or copies of the following:

     (a)  The Certificate of Incorporation (the "Certificate");

     (b)  The Bylaws of the Company;

     (c) The resolutions adopted by the Board of Directors of the Company and the stockholders of the Company with respect to the transactions contemplated by the Purchase Agreement;

     (d) The certificates representing the shares of the Company's Common Stock issued to the Purchasers on the date hereof;

     (e)  Executed counterparts of the Purchase Agreement;

     (f)  The Compliance Certificate dated the date hereof delivered to you;

     (g) The certified or official bank checks or evidence of wire transfers payable to the Company delivered by the Purchasers on the date hereof as consideration for the sale of the Shares; and

     (h) The certificates of certain state authorities and filing officers, copies of which are being delivered to you on the date hereof.

     As used in this opinion, the expressions "to our knowledge," "known to us," and "of which we are aware" with reference to matters of fact means that, after an examination of documents made available to us by the Company and after inquiries of officers of the Company, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expressions "to our knowledge," "known to us," "of which we are aware" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Purchase Agreement. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

     For purposes of this opinion, we are assuming that each party (other than the Company) to the Purchase Agreement has all requisite power and authority, and has taken any and all necessary corporate or partnership action, to execute and deliver the Purchase Agreement to which it is a party and to effect any and all transactions related or contemplated thereby, and that each of you duly and validly executed and delivered the Purchase Agreement. We are also assuming that the representations and warranties made by each Purchaser and the Company under the Purchase Agreement are true and correct, and that the Purchasers have purchased the Shares for value, in good faith and without notice of adverse claims within the meaning of the Delaware Uniform Commercial Code.

     The opinions, hereinafter expressed are subject to the following additional exceptions, qualifications, limitations and assumptions:

          We express no opinion as to (i) the effect of applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, moratorium or other similar laws affecting the rights of creditors or (ii) the provisions of the Purchase Agreement relating to indemnity or contribution.

          We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity) or as to the effects of public policy on the enforceability of any provision of any agreement;

          We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws.

          We have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

          Our opinion set forth in paragraph 1 below is based solely on the certificate referenced above as to the legal existence and corporate and tax good standing of the Company in the state of Delaware.

          This opinion is subject to the effect of statutes, principles of equity and court decisions providing (i) that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing, and (ii) that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to be unconscionable or contrary to public policy.

          We have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any such conflict, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import or (iii) parol evidence bearing on interpretation or construction.

          The opinions expressed herein are limited in all respects to existing laws, rules and regulations of the State of California, the General Corporation Law of the State of Delaware, as amended (the "DGCL") and applicable United States federal laws, rules and regulations. Furthermore, we have made no inquiry into, and express no opinion with respect to, any federal or state statute, rule or regulation relating to any tax, antitrust, land use, safety, environmental, hazardous material, patent, copyright, trademark or trade name matter, as to the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions contemplated in the Purchase Agreement of noncompliance under any such statutes, regulations, treaties or common laws. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

          Our opinions relate solely to the express provisions of the Purchase Agreement and the exhibits referred to therein and attached thereto and we express no opinion as to any other oral or written agreements or understandings between the Company or any of the Purchasers.

          Provisions of the Purchase Agreement requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

     Based upon and subject to the foregoing, and subject in all respects to the disclosure on the Disclosure Schedule attached to the Purchase Agreement, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own the properties and assets owned by it and to carry on its business as presently conducted.

     2. The Company has all requisite legal and corporate power to execute and deliver the Purchase Agreement, to sell and issue the shares of Common Stock to the Purchasers as contemplated by the Purchase Agreement and to carry out and perform its obligations under the terms of the Purchase Agreement.

     3. The authorized capital stock of the Company consists of [________] shares of Common Stock, [________] of which are issued and outstanding, and [_________] shares of Preferred Stock, none of which is outstanding. All issued and outstanding shares have been duly authorized, validly issued, fully paid, and nonassessable and have been issued in compliance with the registration and qualifications requirements of all applicable securities laws. Upon the issuance, sale, and delivery for the consideration stated in the Purchase Agreement, the shares of Common Stock being issued and sold to the Purchasers on the date hereof shall be duly authorized, validly issued, fully paid, and nonassessable, shall have been issued in compliance with the registration or qualification requirements of all applicable securities laws (but excluding jurisdictions outside the United States); provided, however, that the shares of Common Stock may be subject to restrictions on transfer under state and/or federal securities laws. To our knowledge, except for rights described in the Purchase Agreement (including the Disclosure Schedule) or in the Prospectus and the Restated Certificate, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

     4. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Purchase Agreement by the Company, and the authorization, sale, issuance and delivery of the Common Stock to the Purchasers pursuant to the Purchase Agreement and the Certificate, and the performance of the Company's obligations under the Purchase Agreement has been taken. The Purchase Agreement, when executed and delivered by the parties thereto, shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     5. The execution, delivery and performance of the terms of the Purchase Agreement and the issuance of the Common Stock to the Purchasers pursuant to the Purchase Agreement do not violate (i) any provision of the Company's Certificate or Bylaws, or (ii) to our knowledge, any law, statute, rule or regulation of the United States, the State of California.

     6. Subject to the accuracy of the Purchaser's representations in Section 4 of the Purchase Agreement, we are of the opinion that the offer, sale and issuance of the Common Stock to the Purchasers in conformity with the terms of the Purchase Agreement and the Certificate constitute transactions exempt from the registration and qualification requirements of Section 5 of the Securities Act of 1933, as amended, the laws of the State of California, and the DGCL.

     This opinion is furnished to the Purchasers solely for your benefit in connection with the purchase of the Shares and is not to be made available to or relied upon by any other person, firm or entity for any purpose without our express prior written consent.


                                              Very truly yours,



                                              WILSON SONSINI GOODRICH & ROSATI